Exhibit 5.1

September 15, 2014

American Express Receivables Financing Corporation II

200 Vesey Street, 31st Floor, Room 507B

New York, New York 10285

American Express Receivables Financing Corporation III LLC

4315 South 2700 West, Room 3020-3, 02-01-03

Salt Lake City, Utah 84184

American Express Receivables Financing Corporation IV LLC

4315 South 2700 West, Room 1100, 02-01-46

Salt Lake City, Utah 84184

Re:	American Express Credit Account Master Trust
Class A Series 2014-3 1.49% Asset Backed Certificates
Class B Series 2014-3 1.73% Asset Backed Certificates

Ladies and Gentlemen:

I have acted as counsel to American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Receivables Financing Corporation IV LLC (the “Registrants”) and have examined the Registration Statement on Form S-3 (File Nos. 333-179309, 333-179309-01, 333-179309-02 and 333-179309-03), filed by the Registrants with the Securities and Exchange Commission on February 2, 2012, and declared effective on July 31, 2012 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the Class A Series 2014-3 1.49% Asset Backed Certificates (the “Class A Certificates”) and the Class B Series 2014-3 1.73% Asset Backed Certificates (the “Class B Certificates” and, together with the Class A Certificates, the “Certificates”). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, as amended from time to time, and the Series 2014-3 Supplement, expected to be dated as of September 22, 2014 (together, the “Pooling and Servicing Agreement”), as more particularly described in the prospectus, dated September 15, 2014, and the preliminary prospectus supplement, dated September 15, 2014, as supplemented by the supplement to the preliminary prospectus supplement dated September 15, 2014, relating to the Certificates (together, the “Prospectus”).

I have examined such instruments, documents and records as I deemed relevant and necessary as a basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;

American Express Receivables Financing Corporation II

American Express Receivables Financing Corporation III LLC

American Express Receivables Financing Corporation IV LLC

September 15, 2014

(b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

Based on such examination and the other assumptions set forth herein, and subject to the qualification that I am admitted to the practice of law in the State of New York and do not purport to be expert in the laws of any jurisdiction other than the State of New York, I am of the opinion that when the Certificates have been duly executed and delivered in accordance with the Pooling and Servicing Agreement and sold, the Certificates will be legally issued, fully paid and non-assessable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

American Express Receivables Financing Corporation II

American Express Receivables Financing Corporation III LLC

American Express Receivables Financing Corporation IV LLC

September 15, 2014

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name wherever appearing in the Prospectus. In giving such consent, I do not consider that I am an “expert,” within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

/s/ Carol V. Schwartz

Carol V. Schwartz
Special Securitization Counsel